Exhibit 10.1

SEVENTH Amendment
to
Loan and security agreement
This Seventh Amendment to Loan and Security Agreement (this “Amendment”) is entered into December 18, 2018, by and between SILICON VALLEY BANK (“Bank”) and PIXELWORKS, INC., an Oregon corporation (“Borrower”).
Recitals
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 21, 2010 (as the same may be amended, modified, supplemented and/or restated from time to time, including without limitation, by that certain Amendment No. 1 to Loan and Security Agreement dated as of December 14, 2012, that certain Amendment No. 2 Amendment to Loan and Security Agreement dated as of December 4, 2013, that certain Amendment No. 3 to Loan and Security Agreement dated as of December 18, 2015, that certain Amendment No. 4 to Loan and Security Agreement dated as of December 15, 2016, that certain Amendment No. 5 to Loan and Security Agreement dated as of July 21, 2017, and that certain Amendment No. 6 to Loan and Security Agreement dated as of December 21, 2017, collectively, the “Loan Agreement”). Capitalized terms used, but not defined herein, shall bear the meanings ascribed to such terms in the Loan Agreement.
B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1    Section 6.2 (Financial Statements, Reports, Certificates). Sections 6.2(b), 6.2(c), and 6.2(d) of the Loan Agreement hereby are amended and restated in their entirety and replaced with the following:
“(b)    Borrowing Base Reports. (i) At least thirty (30) days prior to the Initial Regular Advance, and (ii) to the extent Borrower has received an Initial Regular Advance pursuant to the terms of this Agreement, within thirty (30) days after the last day of each month aged listings of accounts receivable and accounts payable (by invoice date) (the “Borrowing Base Reports”);
(c)    Deferred Revenue Reports. (i) At least thirty (30) days prior to the Initial Regular Advance, and (ii) to the extent Borrower has received an Initial Regular Advance pursuant to the terms of this Agreement, within thirty (30) days after the last day of each month a duly completed deferred revenue report (the “Deferred Revenue Report”);

(d)    Borrowing Base Certificate. (i) At least thirty (30) days prior to the Initial Regular Advance, and (ii) to the extent Borrower has received an Initial Regular Advance pursuant to the terms of this Agreement, within thirty (30) days after the last day of each month and together with the Borrowing Base Reports, a duly completed Borrowing Base Certificate signed by a Responsible Officer;”
2.2    Section 6.6 (Operating Accounts). Section 6.6(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“(b)    Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank's Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) Borrower’s account at E-Trade Financial no. XXXXXXXX/XXXX3397 listed on the Perfection Certificate so long as the same does not, at any time, contain more than Five Hundred Thousand Dollars ($500,000) in Collateral therein, or (ii) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such or to deposit accounts located outside of the United States.”
2.3    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as appropriate, as follows:
“Canadian Share Pledge Documents” means that certain Share Pledge Agreement, board minutes, shareholder resolutions and stock transfer form, and any other documents reasonably requested by Bank, all in form and content acceptable to Bank in its sole discretion, with respect to the pledge by Borrower to Bank of one hundred percent (100%) of the issued and outstanding equity securities of ViXS.
“Revolving Line Maturity Date” is December 27, 2019.

“Seventh Amendment Effective Date” is December 18, 2018.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower's now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

2.4    Section 13 (Definitions). Subsection (e) of the defined term “Eligible Accounts” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“(e)    Accounts owing from an Account Debtor which does not have its principal place of business in the United States (except for Tokyo Electron Device Ltd., Epson Engineering (Shenzen) Ltd., Epson Precision (H.K.) Ltd., AECO Technology Co., Ltd., Qisda Corporation, Qisda (Suzhou) Co. Ltd. and Qisda Optronics (Suzhou) Corporation) unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letters of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, or (iv) that Bank otherwise approves of in writing;”

2.5    Section 13 (Definitions). Subsection (h) of the defined term “Eligible Accounts” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“(h)    Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, except for Accounts where Tokyo Electron Device Ltd. or any Subsidiary of Seiko Epson Corporation (including but not limited to Epson Engineering (Shenzen) Ltd., and Epson Precision (H.K.) Ltd.) is the Account Debtor, for which such percentage is forty-five percent (45%), for the amounts that exceed the above-stated percentage, unless Bank approves in writing;”
2.6    Section 13 (Definitions). Subsection (h) of the definition of Permitted Indebtedness set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“(h)    Indebtedness incurred by ViXS from Borrower on or after the Seventh Amendment Effective Date in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000) outstanding at any time; and”
2.7    Section 13 (Definitions). Subsection (l) of the definition of Permitted Investments set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“(l)    Investments constituting loans by Borrower to ViXS (permitted pursuant to subsection (h) of the defined term “Permitted Indebtedness” hereof) on or after the Seventh Amendment Effective Date not to exceed Two Million Dollars ($2,000,000) in the aggregate principal amount outstanding at any time.”
2.8    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are deleted in their entirety:
“Borrower Debenture” and “Indenture”
2.9    Exhibit C to the Loan Agreement hereby is replaced with Exhibit C attached hereto.
2.10    Exhibit D (including Schedule 1) to the Loan Agreement hereby is replaced with Exhibit D (including Schedule 1) attached hereto.
3.Waiver. Borrower is currently in default under the Loan Agreement due to Borrower’s failure to comply with the terms of Section 1.1 of that certain Amendment No. 6 to Loan and Security Agreement dated as of December 21, 2017 (the “Sixth Amendment”) pursuant to which Borrower was required to either (a) deliver to Bank a pledge agreement, pledging 65% of the issued capital stock of ViXS to Bank, or (b) cause ViXS to be joined as a co-Borrower under the Loan Agreement at the time that the Convertible Notes were repaid or converted (the “Existing Default”). Borrower hereby acknowledges and Bank hereby waives the Existing Default.
4.Limitation of Amendments.
4.1    The amendments set forth in Section 2, and the waiver set forth in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Existing Default) has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrower delivered to Bank on or prior to the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of (i) an amendment fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500), and (ii) all Bank Expenses due and owing as of the date hereof, in either case, which may be debited from any of Borrower’s accounts at Bank.
9.Post-Closing Condition. As soon as possible, but in any event not later than the date that is forty-five (45) days after the Seventh Amendment Effective Date, Borrower shall deliver to Bank the Canadian Share Pledge Documents. For the avoidance of doubt, it shall be an uncurable Event of Default under the Loan Agreement if Borrower fails to timely deliver the Canadian Share Pledge Documents in accordance with the requirements set forth above.
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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Charles Thor Name: Charles Thor Title: Director	BORROWER PIXELWORKS, INC. By: /s/ Steven L. Moore Name: Steven L. Moore Title: Chief Financial Officer